Exhibit 99.1
OpenText to Divest Vertica for US$150 million
OpenText to Continue Focusing on Core Cloud Products for Secure, Trusted Data for Enterprise AI
Waterloo, ON, February 2, 2026 — Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), a global leader in secure information management for AI, today announced that it has reached a definitive agreement to divest Vertica, a part of its non-core Analytics portfolio, to Rocket Software Inc., a Bain Capital portfolio company (“Rocket Software”) for US$150 million in cash, before taxes, fees and other adjustments.
“We are executing on our strategic plan, focusing on our core product offerings, our expertise in secure data for Enterprise AI, and cloud solutions that provide strategic choice and flexibility for our customers,” said P. Thomas Jenkins, OpenText Executive Chairman of the Board and Chief Strategy Officer. “By rationalizing non-core assets, we are strengthening the portfolio, reinforcing our capital allocation framework, and positioning OpenText to accelerate long-term growth and shareholder value.”
Vertica is part of OpenText's Analytics product group. In OpenText's fiscal year ended June 30, 2025, Vertica contributed approximately US$80 million in annual revenue. OpenText intends to use the proceeds from the sale of Vertica to reduce its outstanding debt.
“I want to recognize the dedication of our teams and thank our customers and partners for their continued trust,” said James McGourlay, OpenText Interim Chief Executive Officer. “We believe this transaction places the Vertica solution with a strong, committed steward, and we look forward to working closely with Rocket Software to support customers and ensure a smooth, thoughtful transition.”
Under the terms of the agreement, the software, customer contracts, and associated services and employees will be transferred to Rocket Software. The transaction is expected to close during fiscal year 2026, subject to customary approvals and closing conditions.
Goldman Sachs & Co. LLC is serving as financial advisor to OpenText.
For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
Michelle Kelly
Communications
Open Text Corporation
publicrelations@opentext.com
Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
About OpenText
OpenText™ is a global leader in secure information management for AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for AI. Learn more at www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) regarding: the business being divested; details of the transaction including timing thereof; the benefits of the transaction; alignment with its strategy, including support to capital allocation framework, focus on core product offerings, and drive for long-term growth and shareholder value; use of proceeds from the transaction; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: receipt of regulatory approvals and achievement of customary closing conditions for the transaction; all statements regarding the expected future financial position, results of operations, cash flows, dividends, future share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to successfully divest the business and complete the transaction, including incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive’s blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.